Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement No. 333-182813 on Form S-1 (Amendment #5) of our report dated July 30, 2012 with respect to the audited consolidated financial statements of Inova Technology, Inc. for the years ended April 30, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

November 5, 2012